Exhibit 99
               PRESS RELEASE OF FIRST CLOVER LEAF FINANCIAL CORP.


                        First Clover Leaf Financial Corp.
                              300 St. Louis Street
                          Edwardsville, Illinois 62025
                                 (618) 656-6200

July 26, 2006

   FOR IMMEDIATE RELEASE
   Contact: Larry W. Mosby, Chief Executive Officer
   First Clover Leaf Financial Corp.
   Tel (618) 656-6200



                        FIRST CLOVER LEAF FINANCIAL CORP.
                          ANNOUNCES QUARTERLY DIVIDEND


     EDWARDSVILLE, Illinois - July 26, 2006 - First Clover Leaf Financial Corp. (the "Company") (Nasdaq Capital Market: FCLF) announced the approval by its Board of Directors of a cash dividend on its common stock of $0.06 per share for the quarter ended June 30, 2006. The dividend will be payable to stockholders of record as of August 18, 2006 and is expected to be paid on August 25, 2006. The Company has 9,074,118 shares of common stock outstanding, following completion of its second-step mutual to stock conversion and acquisition of Clover Leaf Financial Corp., the former holding company of the former Clover Leaf Bank, Edwardsville, Illinois, which was consummated on July 10, 2006.

     The Company is the unitary savings and loan holding company of First Clover Leaf Bank, formerly First Federal Savings and Loan Association of Edwardsville, a federal savings association that was re-named First Clover Leaf Bank following the acquisition of Clover Leaf Bank.

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